Exhibit 10.16

COMMERCIAL LEASE

1.              PARTIES:

Columbus Day Realty, Inc., of 231 Andover Street, Wilmington, Massachusetts, (LESSOR), which expression shall include its successors and assigns where the context so admits, does hereby lease to T2 Biosystems, Inc., of 101 Hartwell Avenue, Lexington, MA 02421, (LESSEE), which expression shall include its successors and assigns where the context so admits, and T2 Biosystems, Inc. does hereby lease from LESSOR the Leasehold.

2.              PREMISES:

Five Thousand Five Hundred Seventy (5,570) square feet more or less, located on the first floor of the building at 231 Andover Street, Wilmington, Massachusetts, as shown on the plan attached hereto as Exhibit A (the “Leasehold”).

3.              TERM:

This Lease shall be for a term (“Term”) commencing on the Commencement Date and ending on the Expiration Date unless sooner terminated pursuant to any provisions hereof wherein (i) the Commencement Date is the date of execution of this Lease, (ii) the Expiration Date is the last day of the twenty-fourth (24th) month following the Rate Commencement Date and (iii) the Rate Commencement Date is twenty-one (21) days following the Commencement Date.

4.              BASE RENT:

In addition to other obligations of LESSEE to LESSOR, beginning on the Rate Commencement Date LESSEE shall pay to LESSOR base rent of Forty-Four Thousand Five Hundred Sixty Dollars ($44,560.00) annually payable in monthly installments of Three Thousand Seven Hundred Thirteen and 33/100 Dollars ($3,713.33) in advance on the first day of each and every calendar month during the continuance of the term of this Lease.

5.              ADDITIONAL RENT:

Beginning on the Rate Commencement Date LESSEE shall pay the LESSOR, as additional rent, 46.4% of the Operating Costs of the building. Operating Costs means real estate taxes on the land and building, insurance charges, water charges, snow removal costs, exterior landscaping and maintenance, common area utilities, and any other costs in maintaining, operating or repairing the building, other than costs of a capital nature or LESSOR’S improvements to the Leasehold. Notwithstanding anything to the contrary herein, the following costs shall not be considered Operating Costs: repairs and replacements to the major elements and systems of the building, including but not limited to structural elements, building envelopes, roofs, flashings, gutters, downspouts, exterior walls, parapet, foundations and mechanical/electrical/plumbing systems, as needed to keep the

Leasehold at all times in good and safe order and condition, except to the extent such repairs and replacements are necessitated by LESSEE’S activities, or are specific to LESSEE’S occupancy. LESSOR shall provide LESSEE an estimate of the annual Operating Costs no later than thirty (30) days before the commencement of each year. The estimated annual Operating Costs for the first year following the Rate Commencement Date are Eighteen Thousand Five Hundred Sixty Dollars ($18,560.00). The LESSEE shall pay 1/12 of the estimated annual Operating Costs (One Thousand Five Hundred Forty-Six and 67/100 Dollars ($1,546.67) per month for the first year following the Rate Commencement Date), in addition to its regular monthly rent payment. Within thirty (30) days of the end of each year following the Rate Commencement Date, the LESSOR shall provide the LESSEE with a complete accounting for all Operating Costs incurred in the prior year and if there is a balance due after credit for estimate payments, the LESSEE shall pay that amount to the LESSOR within thirty (30) days of receipt of the accounting. If the LESSEE has overpaid for its share of the Operating Costs, the LESSOR shall refund the overpayment to the LESSEE within thirty (30) days of receipt of the accounting. The accounting shall include copies of all canceled checks and invoices for the Operating Costs paid by the LESSOR.

6.              SECURITY OF LESSEE AND SAFETY:

LESSEE acknowledges that it is LESSEE’S responsibility to maintain security for the Leasehold.

7.              SNOW AND ICE:

LESSOR shall as promptly as possible remove snow and ice from the parking area and common entryway to this building.

8.              TOILETS AND PLUMBING:

LESSEE shall be responsible to maintain existing toilets in good condition and repair at all times and to keep same safe and sanitary.

9.              WINDOWS:

LESSEE is responsible for maintaining all windows and glass on the perimeter of the Leasehold as of the Rate Commencement Date and shall immediately replace any windows damaged during the term of this Lease between the Rate Commencement Date and the Expiration Date, with glass of similar quality to the glass existing at the Rate Commencement Date.

10.       TRASH AND DEBRIS:

LESSEE is responsible for the prompt, safe, and proper removal and disposal of all trash and debris from the Leasehold, at LESSEE’S expense.

11.                 HEAT AND UTILITIES:

LESSEE shall pay for all utilities consumed by LESSEE and/or provided to the Leasehold, including gas and electricity as separately metered. LESSOR shall furnish water for normal laboratory and office use, which charge shall be included as an Operating Cost.

12.                 USE OF LEASED PREMISES:

The LESSEE shall use the Leasehold only for the operation of its business and laboratory practices, except in the case of an assignment or sublet arrangement. LESSOR acknowledges that LESSEE is a life sciences company and intends to use the Leased Premises for general offices, research, development and manufacturing purposes, and represents and warrants that the LESSEE’S intended use is permitted by applicable zoning ordinances and building codes in effect on the Commencement Date. LESSOR represents and warrants to LESSEE that as of the Commencement Date, but without regard to the use for which LESSEE will use the Leasehold, the Leasehold systems are in good working order, the Leasehold building structure is in good repair and the Leasehold does not violate any covenants or restrictions or any applicable building code, regulation or ordinance in effect on the Commencement Date. In the event it is determined this representation and warranty has been violated, then it shall be the obligation of the LESSOR, at LESSOR’S sole cost and expense, to rectify any such violation. No activity, trade, or occupation shall be conducted in the Leasehold or use made thereof which will be hazardous, obnoxious, unlawful, improper, noisy, or offensive, or contrary to any law in force in the city or town in which the premises are situated. Other than the permitted use set forth in this Section 12, the LESSEE shall not permit any use of the Leasehold which will make voidable any insurance on the property of which the Leasehold is a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. The LESSEE shall on demand reimburse the LESSOR, and all other tenants, all extra insurance premiums caused by the LESSEE’S use of the premises.

13.                 MAINTENANCE OF PREMISES:

LESSEE agrees to maintain the interior of the Leasehold and the mechanical equipment serving and dedicated to the Leasehold including, without limitation, the dedicated HVAC equipment, during the lease term and during any extensions or renewals in good repair and condition and to surrender the Leasehold at termination in the same condition as it was at the Commencement Date or as it may be improved during the term of this Lease reasonable wear and tear excepted. LESSEE shall not permit the Leasehold to be overloaded, damaged, stripped or defaced nor to suffer any waste.

LESSOR agrees to (i) maintain the common areas and utilities during the Lease term and during any extensions or renewals, in good repair and condition, and (ii) repair and replace during the Lease term and during any extensions or renewals, the major elements and systems of the Leasehold including but not limited to its structural elements, building envelop, roofs, flashing, gutters, downspouts, exterior walls (exclusive of all glass and exclusive of all interior doors), parapet, foundations, underground utility and sewer pipes outside the exterior walls of the building and mechanical/electrical/plumbing systems bringing utilities to the Leasehold or other areas of the building, as needed, at LESSOR’S sole cost, except repairs rendered necessary by the negligence of LESSEE, its agents, its employees or invitees.

14.                 SIGNS:

LESSEE shall not place any signs visible from the exterior of the building or any signs in any common area without the expressed, written consent of the LESSOR. Said consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the above, LESSOR hereby consents to the following: signage on the front door of the space with T2Biosystems, Inc., logo as well as a directional sign in the parking lot area showing the location of T2.

15.                 ALTERATIONS/ADDITIONS:

The LESSEE shall not make structural alterations or additions to the Leasehold. Beginning with the Rate Commencement Date, LESSEE may make nonstructural alterations provided the LESSOR consents thereto in writing, which consent shall not be unreasonably withheld, conditioned or delayed, except as otherwise provided in this Lease. LESSEE shall obtain all necessary governmental permits. All such allowed alterations shall be at LESSEE’S expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanics’ liens, or similar liens, to remain upon the Leasehold for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work or character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR.

16.                 ASSIGNMENT/ SUBLEASING:

The LESSEE shall not assign or sublet the whole or any part of the Leasehold without LESSOR’S prior written consent. Said consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding such consent, LESSEE shall remain liable to

LESSOR for the payment of all rent (base and otherwise) for the full performance of the covenants and conditions of this Lease.

No LESSOR consent or approval is required for any subletting or assignment to any entity controlled by, under common control with, or controlling LESSEE, or in connection with any LESSEE merger, consolidation, reorganization or in connection with the sale of substantially all of LESSEE assets.

17.                 SUBORDINATION:

So long as LESSEE shall not be disturbed in its possession hereunder, this Lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter placed on the property of which the Leasehold is a part. LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this Lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage, provided that such instruments shall state that in the event such mortgagee shall succeed to LESSOR’s interest in the Property, LESSEE’s leasehold interest and its rights under this Lease shall not be disturbed.

18.                 LESSOR’S and LESSEE’S ACCESS:

The LESSOR or agents of LESSOR may, at reasonable times upon prior notice to LESSEE, enter to view the Leasehold and make repairs and alterations as LESSOR should elect to do at its expense as long as LESSOR makes reasonable efforts not to interfere or disrupt the operation of the LESSEE’S business while making such repairs or alterations. LESSOR may show the Leasehold to others at reasonable times upon prior notice during the six (6) months before the expiration of the original term or any extensions or renewals, may affix to any suitable part of the Leasehold a notice for letting or selling the Leasehold or property of which the Leasehold is a part and keep the same so affixed without hindrance or molestation. LESSEE shall have access to the Leasehold twenty-four (24) hours each day, seven (7) days each week.

19.                 INDEMNIFICATION AND LIABILITY:

The LESSEE hereby indemnifies, exonerates, and shall save the LESSOR harmless from all loss, damage, liability, or cost occasioned by the breach of any covenant or provision of this Lease by LESSEE or by any nuisance made or suffered on the Leasehold by LESSEE, except where such claims arise out of the negligence or willful misconduct of LESSOR, its servants, agents or employees. This includes but is not limited to legal fees, constable or sheriff’s fees, storage, moving and rigging costs, court costs, and repair costs.

The LESSOR hereby indemnifies, exonerates, and shall save the LESSEE harmless from all loss, damage, liability, or costs occasioned by the breach of any covenant or provision of this Lease by LESSOR or by any nuisance made or suffered in any part of the building which is not part of the Leasehold by LESSOR except where such claims arise out of the negligence or willful misconduct of the LESSEE, its servants, agents or employees. This includes but is not limited to legal fees, constable or sheriff’s fees, storage, moving and rigging costs, court costs, and repair costs.

20.                 LESSEE’S LIABILITY INSURANCE:

The LESSEE shall maintain with respect to the Leasehold, commercial general liability insurance written with the following limits:

General Aggregate	$2,000,000.00
Products and Complete Operations Aggregate	$1,000,000.00
Personal and Advertising Limit — each occurrence	$1,000,000.00
Damage to Rented Premises	$500,000.00
Medical Expenses	10,000.00

The insurance shall be written with responsible companies qualified to do business in Massachusetts and in good standing therein, rated A- or better by A.M. Best, insuring the LESSOR as well as LESSEE against injury to persons or damage to property as provided. The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the term. All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days prior written notice to each insured named therein.

LESSOR agrees that during the term of this Lease, LESSOR shall keep the Leasehold and building insured in an amount not less than 100% of the full insurable value thereof, with responsible companies qualified to do business in Massachusetts and in good standing therein, rated A- or better by A.M. Best.

21.                 FIRE, CASUALTY, EMINENT DOMAIN:

Should a substantial portion of the Leasehold, or of the property of which it is a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, the LESSOR shall, within thirty days of such damage or other casualty or notice of taking by eminent domain, notify LESSEE of LESSOR’S reasonably estimated time to repair such casualty or other damage or to address LESSEE impact arising from the proposed taking. In the event of fire or other casualty, LESSOR shall, to the limit of insurance proceeds and as soon as reasonably possible after insurance adjustment, repair or restore the Leasehold to substantially the same condition as it was in immediately prior to such fire or casualty. When such fire, casualty, or taking deprives the LESSEE of the use and/or occupancy of the Leasehold or a substantial portion thereof, a just and proportionate abatement of rent shall be made until such time as the premises are repaired or restored as required by this Section 21. LESSEE may elect to terminate this Lease if:

(i) the LESSOR’S estimated time to repair and/or to address the taking, exceeds 210 days from the date of damage or destruction or taking; (ii) the repairs or restoration are not completed within 210 days from the date of the damage or destruction or taking; (iii) LESSEE’S access to the Leasehold is materially adversely affected or (iv) the damage occurs during the year preceding the expiration of the term of this Lease and the building or the Leasehold are damaged or destroyed to the extent of 50% or more of its insurable value. Rent shall abate from the date of damage or destruction to the date of termination or completion of repairs if LESSEE cannot conduct its normal business activities on the Leasehold and rent shall abate proportionately if LESSEE continues its normal business activities on the Leasehold.

If at any time during the last six (6) months of the term of this Lease there is damage to the Leasehold, whether or not an Insured Loss, to the extent of 50% or more of its insurable value, LESSOR may at LESSORS option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to LESSEE of LESSOR’S election to do so within forty-five (45) days after the date of occurrence of such damage. In the event that LESSEE has an option to extend or renew this Lease, and the time within which set option may be exercised has not yet expired, LESSEE shall exercise such option, if it is to be exercised at all no later than thirty-five (35) days after the occurrence of an Insured Loss to the Leasehold to the extent of 50% or more of its insurable value during the last six (6) months of the term of this Lease. If LESSEE duly exercises such option during said thirty-five (35) day period, LESSOR shall, at LESSOR’S expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. LESSEE shall be entitled to the value of its Leasehold in any eminent domain proceedings to the extent that LESSOR receives proceeds for same. In the event of a partial taking which does not result in termination of the Lease, rent and other charges will be permanently and equitably abated.

22.                 DEFAULT AND BANKRUPTCY: In the event that:

(a)                                 The LESSEE shall default in the payment of any installment or rent or other sum herein specified and such default shall continue for ten (10) days after written notice thereof; or

(b)                                 The LESSEE shall default in the observance or performance of any other of the LESSEE’S covenants, agreements, or obligations hereunder and such default shall not be cured within thirty (30) days after written notice thereof, provided, that, if such default is curable but cure cannot reasonably be effected within such thirty (30) day period, such default shall not be a default hereunder so long as LESSEE promptly commences cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion; or

(c)                                  The LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE’S property for the benefit of creditors,

then the LESSOR may, without prejudice to any remedies which might otherwise be available for arrears of Base Rent and Additional Rent or any other charges or preceding breach of covenant, immediately or at any time thereafter while such failure continues terminate this Lease by giving notice to LESSEE.

The LESSEE shall indemnify the LESSOR against all loss of rent and other payments which the LESSOR may incur by reason of such termination during the residue of the term but, in the event that the Leasehold or part thereof shall be relet by LESSOR (and LESSOR hereby agrees to use diligent efforts to relet the Leasehold), LESSEE shall be entitled to a credit in the net amount of rent received by LESSOR in reletting, after deduction of all reasonable expenses incurred in reletting the Leasehold and in collecting the rent in connection therewith.

If the LESSEE shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on LESSEE’S part to be observed or performed under or by virtue of any of the provisions in any article of this Lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE.

23.                 NOTICE:

Any notice from the LESSOR to the LESSEE relating to the Leasehold or to the occupancy thereof, shall be deemed duly served, if mailed to the Leasehold, registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSEE. Any notice from the LESSEE to the LESSOR relating to the Leasehold or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR’S address set forth in Paragraph 1 of this Lease by registered or certified mail, return receipt requested, postage prepaid, or at such address as the LESSOR may from time to time advise in writing.

24.                 SURRENDER:

The LESSEE shall at the expiration or other termination of this Lease remove all LESSEE’S goods and effects from the Leasehold, (including without hereby limiting the generality of the foregoing, any and all signs and lettering affixed or painted by the

LESSEE, either inside or outside the Leasehold). LESSEE shall deliver to the LESSOR the Leasehold and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the Leasehold, in the same condition as they were at the Commencement Date, or as they were put in during the term hereof, reasonable wear and tear and damage by fire or other casualty only excepted. In the event of the LESSEE’S failure to remove any of LESSEE’S property from the Leasehold, after surrender of the Leasehold as described above, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE’S expense, or to retain same under LESSOR’S control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property. The LESSEE, however, notwithstanding anything to the contrary herein provided, shall have the right, during or prior to, termination of its occupancy to remove all Leasehold improvements made by LESSEE on the condition that LESSEE will repair all damage caused by such removal and will restore the Leasehold to its original condition.

25.                 OPTION TO EXTEND:

If the LESSEE is then current in all payments and is not then in breach or default of this Lease, LESSEE shall have the option to extend this Lease for one twelve (12) month period by providing no less than six (6) months prior to the expiration of the then lease term a written and signed notice of LESSEE’S election to so extend, mailed via U.S. postage prepaid, certified mail, return receipt requested. Said extension shall be on the same terms and conditions as the original lease except that the base rent shall be at a rate of Nine Dollars ($9.00) per square foot. If the LESSEE exercises its option to extend this Lease for said twelve (12)-month period, and at the end of said period the LESSEE is then current in all payments and not in breach or default of this Lease, LESSEE shall have an additional option to extend this Lease for another twelve (12)-month period by providing no less than six (6) months prior to the expiration of the extended term a written and signed notice of the LESSEE’S election to exercise this additional extension, mailed via U.S. postage prepaid, certified mail, return receipt requested. The extension for this additional one-year term shall be on the same terms and conditions as the original Lease, and the base rent shall be at the rate of $9.00 per square foot.

26.                 LESSOR OR LESSEE:

The words “LESSOR” and “LESSEE” as used in this Lease may extend to and be applied to several parties whether male or female and to corporations and partnerships, and words importing the singular may include the plural and all obligations of the LESSEE as herein defined shall be joint and several. Each of the provisions of this Lease shall bind and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties hereto.

27.                               MISCELLANEOUS PROVISIONS:

(a)                                 Modification: This Lease may not be modified orally or in any other manner other than by an agreement in writing signed by all of the parties to this Lease or their respective successors in interest.

(b)                                 Effect of Headings: The titles or headings of the various articles hereof are intended solely for convenience of reference, and are not intended for any purpose whatsoever to modify, explain, or place any construction upon any of the provisions of this Lease.

(c)                                  Time of Essence: Time is of the essence as to all provisions of this Lease.

(d)                                 Applicable Law: This Lease is executed in the Commonwealth of Massachusetts and is to be interpreted according to the laws of the Commonwealth of Massachusetts excluding any Massachusetts choice of law principles and/or laws that may direct the application of the laws of another jurisdiction.

(e)                                  Severability: If any provision of this Lease, or portion of such provision or the application thereof to any person or circumstances is invalid, the remainder of the Lease (or remainder of such provision) and the application thereof to other persons or circumstances shall not be effected thereby.

28.                               RENOVATIONS AND COSTS:

The LESSEE has requested the LESSOR to make renovations and the LESSEE has agreed to pay for this work. It is presently estimated that the renovations will cost approximately $99,926.00, which amount will not increase without the LESSEE’S consent. LESSOR shall complete all of LESSEE’S work in good and workmanlike manner, fully paid for and free from liens, in accordance with the plans and specifications approved by LESSOR and LESSEE as provided in Exhibit B attached hereto and in compliance with all applicable federal, state and local laws, ordinances, building codes and regulations and the LESSEE shall pay the LESSOR the total cost of these renovations. These payments shall not be considered rent. LESSEE shall make payment for the renovations within thirty (30) days of receipt of the final invoice.

In the event LESSOR fails to complete LESSEE’S work by the Rate Commencement Date the rent and other charges will be equitably abated.

29.                               SECURITY DEPOSIT:

None

30.                               QUIET ENJOYMENT:

The LESSEE, upon paying the rent and all additional charges provided for herein, and performing all of the other terms and conditions of this Lease, shall quietly have and enjoy the Leasehold during the term of this Lease without hindrance by anyone claiming by, under or through the LESSOR, subject, however, to the terms of this Lease.

31.                               PARKING:

LESSOR represents and warrants that there are 28 unassigned parking spaces in the parking lot. LESSEE may use fourteen (14) of the unassigned parking spaces for its employees and visitors; ten (10) on the side of the building and four (4) directly across the lot for parking of registered motor vehicles. LESSEE acknowledges that there are presently a sufficient number of unassigned parking spaces to meet its present and anticipated future needs, so long as LESSOR does not intensify the occupancy of the building and/or the property without adding additional spaces.

32                                  ENVIRONMENTAL CLAIMS:

LESSOR hereby agrees to indemnify LESSEE and hold it harmless from and against all claims, liabilities, demands and costs arising from or relating to environmental contamination and/or products and/or hazardous materials at the Leasehold, whether claimed, discovered or existing now or hereafter, except for contamination and/or products and/or hazardous materials caused or generated by LESSEE. LESSEE warrants that it will take best practice measures to prevent contamination of the Leasehold and will pay all costs associated with removal of contamination and/or products and/or hazardous materials it has introduced to the Leasehold and hereby agrees to indemnify LESSOR and hold it harmless from and against all claims, liabilities, demands and costs arising from or relating to environmental contamination and/or products and/or hazardous materials introduced by LESSEE at the Leasehold during the term of its occupancy.

33.                               MORTGAGE OF LEASED PREMISES:

LESSOR warrants and represents that it owns the premises in fee simple and there are no mortgages, restrictions, easements or encumbrances affecting the building or the Leasehold as of the date hereof

34.                               BROKERAGE COMMISSION.

LESSOR and LESSEE represent and warrant to each other that neither has dealt with any broker, finder or agent, and that no commissions fees or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson or other person.

35.                               FORCE MAJEURE

LESSOR and LESSEE shall each be excused for the period of any delay in the performance of any obligation hereunder when prevented from so doing by a cause or causes beyond its control, including all civil commotion, war, war-like operations, invasion, rebellion, hostilities, military of usurped power, sabotage, fire or other casualty, or through acts of God; provided, that nothing contained in this Section or elsewhere in this Lease shall be deemed to excuse or permit any delay in the payment of rent, or any delay in the cure of any default which may be cured by the payment of money.

36.                               ENTIRE AGREEMENT; MERGER:

This Lease and any exhibits hereto, embody the entire agreement and understanding between the parties respecting the Lease and the Leasehold and supersedes all prior negotiations, agreements and understandings between the parties, all of which are merged herein.

37.                               WAIVER OF SUBROGATION:

LESSOR and LESSEE each agree that neither LESSOR nor LESSEE will have any claim against the other for any loss, damage or injury which is covered by insurance carried or required to be carried by the terms hereunder by either party, notwithstanding the negligence of either party in causing the loss, and each agree to have their respective insurers issuing the insurance described in Section 20 waive any rights of subrogation that such companies may have against the other party. Each party agrees to obtain such an agreement from its insurer if the policy does not expressly permit a waiver of subrogation.

IN WITNESS WHEREOF, the LESSOR and LESSEE have hereunto set their hands and common seals this 6th day of May, 2013.

COLUMBUS DAY REALTY, INC		T2 BIOSYSTEMS, INC.

By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Its President		Its CFO

By:	/s/ [ILLEGIBLE]
Its Treasurer

Commencement Date 5/6/13

EXHIBIT A

T2 Biosystems Wilmington Space needs:

Room 1:

Take down Shelves

Epoxy Paint Room

Fix Ceiling by Sprinkler

Install HEPA filter

Open up rooms so they connect, see plan

Motion Sensor for light

Caulk around cove base, tile floor, electrical

Retile Entire Floor

Room 2:

Retile Floor

Epoxy Paint

Install HEPA Filter

Install Door Closer

Install Card Reader on Entry Door

Install Emergency Power Outlet

Caulk around cove base, tile floor, electrical

Motion Sensor for Light

Check Ceiling Tiles

Room 3:

Check/Replace Ceiling tiles

Install Sanitary handles provided by T2

Motion Sensor for Light

Remove all piping to above ceiling

Replace Tile Floor and Cove Base

Install 2 Emergency Power outlets

Epoxy Paint Room

Install Door Closer

Fix door Jam

Caulk around cove base, tile floor, electrical

Check Data/Electrical Plugs

Room 4:

Install Double door with Closer, paint

Install card reader

Replace Tile Floor

Install drop Vinyl Ceiling, sprinklers, lights, move return, install diffusers

Remove Vacuum Line

Patch paint as needed

Emergency power outlet

Install pipe through wall with quick disconnects

Install door closer to office area

Rewrap duct work lower than the new ceiling

Provide option pricing for encasement in Drywall, paint — Not included at this time

Room 5:

Tile floor

Cove Base

Check lamps

Room 6:

Raise exhaust above ceiling, cap

Replace ceiling tiles — As required

Tile entire floor

120v circuit for modular clean room

Emergency power outlet

Paint as need

General Facility Needs 7 (throughout):

Replace ceiling tiles as needed

Relamp as needed

Check data wiring for integrity

Check electrical for integrity

Remove hanging data wiring

Misc patching and painting

Install natural gas generator

• provide break out for

• 100 amp vs. 200amp

• Electrical portion

• Plumbing portion, contractor responsible for all gas work

• Pad

• Overhead

Permit drawing cost - Separate purchase order

Emergency power outlet in server room

Balance of entire space and start up of HVAC

Door Hardware for Card Readers

Facility Signage Allowance

Contact Controls contractor (scope was provide to him by T2)

• pricing for 3 card readers

• alarm point monitoring for lab HVAC, and 3 points

• programming of card readers/BMS

April 30, 2013

T2 Biosystems

101 Hartwell Ave

Bedford, Ma

Att:                           Jason Bruetsch

Re:                             Renovations at 231 Andover St. Wilmington, MA

PROPOSAL

Perform tenant renovations at above address:

Please note that work is being done at our cost as it is in both our best interests to do so.

Work to include the following:

Remove existing vct in lab areas, prep floor, supply and install vct and new vinyl base

Check power receptacles and remove misc hanging data wiring from the ceiling

Install 200 AMP generator on concrete pad outside tenant space, including crank case heater, gas piping and electrical, including power outlets for 3 refrigerators (8.8 amps each), 1 freezer (13.5 amps), and server room/phone closet (13 amps)

Paint walls and doors in lab area

Supply one circuit and wire lights and hepa filters for modular clean room

Modify existing opening at the rear of the space with drywall to accommodate new double door with removable panel, paint disturbed areas

Replace existing damage ceiling tiles in all areas

Startup of existing HVAC roof top units, provide certified balancing report

Johnson Controls Inc. Allowance of $23,600.00 for work as described on their proposal (attached)

Supply 2 mag locks for installation by JCI

Allowance ($3,000) for signage on front door and directional sign in parking lot

Cap and raise exhaust in large clean area

Cap existing air/nitrogen lines in labs

Supply and install 2’ x 2’ vinyl faced sheetrock tile with 15/16” white ceiling grid

Relocate sprinkler heads as needed

Supply and install 24 — three lamp prismatic lens fixtures in new acoustical ceiling

Allowance to rekey existing door locks ($350)

Confirm data wiring is working in all locations

Supply and install five door closers

Install motion light switch for gowning and clean room

231 ANDOVER ST, WILMINGTON, MA 01887 TELEPHONE (978) 694-4111 FAX (978) 694-9226 Email www.sassoconstruction.com

Install two sets of sanitary handles for gowning/clean room — handles supplied by others Cut and frame 4’ wide opening in existing partition between gowning and supply closet Supply and install hepa filters in gowning and supply closet

TOTAL PRICE	$99,926.00

Alternate 1:

Supply 100 AMP generator in lieu of 200 AMP with other related work as detailed above

DEDUCT	$5,190.00

/s/ Anthony Pimentel
Anthony Pimentel
Sasso Construction Co., Inc.

Note: This proposal may be withdrawn by us if not accepted within 30 days.

JOHNSON CONTROLS INC.
39 SALEM STREET
LYNNFIELD, MA 01940

April 19, 2013

Project: T2 BIO 231 Andover St — Building Build Out — Card Access Management System and BMS

Our price of $23,600. is based on the following list of scope items.

•                                     Furnish and install an extension to the Johnson Controls PEGASYS 2000 LE Card Access System and JCI BMS system

•                                     Furnish and install one CK-721A

•                                     Furnish and install three card readers.

•                                     Furnish and install two push buttons serving the two magnetic locks.

•                                     Furnish and install three motion detectors for request to exit.

•                                     Furnish and install one JCI NCE Network Control Engine.

•                                     Furnish and install three alarm jacks and wiring.

•                                     Furnish and install monitoring of the following HVAC points.

1.                   Lab RTU Discharge air temperature

2.                   Lab RTU Flow (via flow switch)

3.                   Lab RTU Room temperature

•                                     Electrical wiring and termination.

•                                     Programming, supervision, checkout, engineering, drawings, taxes and one year warranty.

Exclusions:

•                                                                                          Overtime

•                                                                                          Door strikes

•                                                                                          Magnetic door holders

•                                                                                          I/P drops or IT Network Connection

•                                                                                          JCI ADS server

If you have any questions or concerns please don’t hesitate to call me at 1-781-224-5259.

Sincerely
JOHNSON CONTROLS	Approved by:

/s/ Michael Beggan
Michael Beggan
Account Executive	Signature	Date

Facility Work Required to Move in Wish List

		Cost
Tile and Floor Work Total Cost $9,900 Cost to T2Bio		$4,900.00
Misc floor prep		$1,500.00
Check Power Receptacles and remove misc hanging Data Wiring from the ceiling		no charge
Emergency Generator 200 amp		$32,150.00
Emergency Generator 100 amp
Emergency Power Outlets for:		Included in Item 3
3 Refrigerators	8.8 amps each
1 Freezer	13.5 amps
Server room/Phone Closet	13 amps
Spare room on Generator	40 amps
Miscellaneous Patching and painting Paint new wall and doors		$1,650.00
Electrical for Modular Clean room		$2,900.00
Double door separating loading area/seal up wall painting doors included in line 9		$4,475.00
Misc Ceiling tiles		no charge
Start up of HVAC/balance space - certified balancer		$1,100.00
Connect JCI for BMS JCI Budget		$23,600.00
JCI card access Supply mag locks and install in two locations		$1,300.00
Signage on front door/Directional Sign in Parking lot Allowance		$3,000.00
Cap and raise exhaust in large clean area/Replace ceiling tiles Also remove air return grille above door and relocate into new ceiling		$3,400.00
Cap existing air/nitrogen lines in lab in clean rooms		included with gen work
Vinyl Coated tile Ceiling in open area		$2,900.00
Lower sprinkler heads		$1,750.00
Supply and install 24 - 3 lamp prismatic lens fixtures		$3,542.00
Door Locks/Keys Budget		$350.00
Check lights/relamp as needed		no charge
Confirm Data Wiring is Working in all locations		$450.00
Install door closers on clean room doors/door connecting office to lab/new loading door 5 locations		$1,300.00
Motion light switch for gowning and clean room		$1,100.00
Sanitary handles for Gowning/Clean Room (Push/Pull Handles) two sets - handles by others		$250.00
Install cased opening(4’ wide) between gowning room and supply closet		$1,350.00
Permits		$1,600.00
Dumpster		$575.00
Heppa Filters in two small rooms		$4,784.00
	TOTAL	$99,926.00

Wilmington Facility
Reagent Manufacturing / QC
Layout

AMENDMENT NO. 1 TO COMMERCIAL LEASE BETWEEN
COLUMBUS DAY REALTY, INC., AND T2 BIOSYSTEMS, INC.

This Amendment No. 1 is to a Commercial Lease dated May 6, 2013, by and between Columbus Day Realty, Inc. (LESSOR), and T2 Biosystems, Inc. (LESSEE), which lease relates to the premises at 231 Andover Street, Wilmington, Massachusetts.

WHEREAS, the Commercial Lease is dated May 6, 2013;

WHEREAS, the parties are desirous of amending the Commercial Lease for the purpose of adding additional square footage to the leased premises, prospectively adjusting the base rent and additional rent and granting the LESSEE a right of first refusal to add additional space to the Leased Premises at a later date;

NOW, THEREFORE, in accordance with the covenants, considerations and conditions contained herein, the parties agree to amend the Commercial Lease as follows:

1.         ADDITIONAL SPACE.

Paragraph 2 of the Commercial Lease entitled “Premises” is hereby amended by adding an additional one thousand (1,000) square feet to the Leasehold Premises for the remainder of the Term, to bring the total square footage of the Leasehold to 6,570 square feet. The additional 1,000 square feet is highlighted in black on Exhibit “A”, which is attached hereto.

Paragraph 4 of the Commercial Lease entitled “Base Rent” is hereby amended by increasing the base rent for the remainder of the Term to a rate of Fifty-two Thousand Five Hundred Sixty ($52,560.00) Dollars annually, payable in monthly installments of Four Thousand Three Hundred Eighty ($4,380.00) per month, in advance, on the first day of each and every month, beginning on October 1, 2013.

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Paragraph 5 of the Commercial Lease entitled “Additional Rent” is hereby amended by increasing the percentage of the operating costs, for which the LESSEE is responsible, to 54.75%. Paragraph 5 is further amended by increasing the estimated annual Operating Costs for the first year of the Lease to $21,626.25. The LESSEE shall pay 1/12 of the estimated annual operating costs, in the amount of $1,802.00, each and every month for the balance of the first year of the lease Term, in addition to its regular monthly rental payments. For the avoidance of confusion, the total amount due in estimated annual operating costs from LESSEE during the eight (8) remaining months of the first year of the lease Term shall be $14,416.

2.   OPTION FOR ADDITIONAL SPACE.

If the LESSEE is then current in all payments and is not then in breach or default of this Lease, LESSEE shall have the option to rent an additional 1,000 square feet of space, any time during the initial Term of the Commercial Lease and any extensions exercised by the LESSEE under Paragraph 25 of said Lease, but subject to the LESSOR’S rights as provided in Paragraph 3 below. The additional 1,000 square feet is highlighted in yellow on the attached Exhibit “A”. The LESSEE shall exercise this option by giving the LESSOR written notice of the date on which the LESSEE shall take occupancy of the additional space. The LESSOR shall sign the notice and return a copy to the LESSEE; and as of that date, the Commercial Lease shall be considered as amended to reflect the following changes:

Paragraph 2:                          Square footage increased to 7,570 square feet as shown on the plan attached as Exhibit A, including the newly added bounded area in yellow (the “Added Space”).

Paragraph 4:                          Base Rent is increased to $60,560.00 effective on the date of occupancy of the Added Space; monthly payments of $5,046.67;

Paragraph 5:                          If the option is exercised by the LESSEE, then the LESSEE’S percentage of the Operating Costs would increase to 63%, and, if

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the option is exercised during the first year of the Lease Term, the estimated annual Operating Costs would increase to $24,885.12 per year, with a monthly payment in the amount of $2,073.33 for the balance of the first year of the Term from the effective date of occupancy of the Added Space.

3.   RIGHT OF FIRST REFUSAL.

Until the LESSEE has exercised its option under Paragraph 2 above, the LESSOR shall have the right to solicit offers from other prospective tenants for the additional 1,000 square feet of space highlighted in yellow on the attached Exhibit “A”. If the LESSOR receives a bona fide offer to lease this space from another party, then the LESSOR shall give the LESSEE written notice which shall state the name and address of the offeror and the terms and conditions of said offer. The LESSEE shall have fifteen (15) days after receipt of the offer to give notice to the LESSOR that the LESSEE is exercising its option under Paragraph 2 to rent this additional space In the event the LESSEE so elects to exercise its option and rent the additional space, then the Commercial Lease shall be deemed by the parties to have been amended to reflect the same changes to Paragraphs 2, 4 and 5 as set forth above in Paragraph 2 of this Amendment.

In the event the LESSEE does not exercise its option within fifteen (15) days after receipt of a notice from the LESSOR, then the LESSEE’S rights under Paragraph 2 and this Paragraph 3 shall lapse, and the LESSOR shall have the right to rent the additional 1,000 square feet of space to the prospective tenant.

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Except as modified by the Amendment, all other terms and conditions of the Commercial Lease shall remain in full force and effect for the remaining Term of the Lease including any options to extend which are exercised by the LESSEE as provided in Paragraph 25 of the Commercial Lease.

IN WITNESS WHEREOF, the LESSOR and LESSEE have set their hands and seals this 24th day of September, 2013.

COLUMBUS DAY REALTY, INC.		T2 BIOSYSTEMS, INC.

By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
	Its President		Its Chief Financial Officer

By:	/s/ [ILLEGIBLE]
Its Treasurer

RJO’S\Columbus Day Rlty Tr\Amendment No 1, Sept ‘13

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